REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, dated as of March 15, 2011 (this “Agreement”), is made by and between NovaStar Financial, Inc., a Maryland corporation (the “Company”) and W. Lance Anderson (“Anderson”).

RECITALS

     A. The Company has granted Anderson an option to purchase up to 439,000 shares of Common Stock (the “Option Shares”) pursuant to, and on the terms and conditions provided in, that certain Stock Option Agreement dated March 15, 2011 by and between the Company and Anderson.

     B. In connection with the Option Agreement, the Company wishes to afford to Anderson certain rights to register the Option Shares with the Commission on the terms and conditions described herein.

     C. Capitalized terms used in this Agreement and not otherwise defined are used as defined in Section 11.

AGREEMENT

     Now, therefore, the parties hereto agree as follows:

     1. One Demand Registration on Form S-3.

     (a) Request for Registration. Provided that:

     (i) the Company is then a registrant entitled to file and use a registration statement on Form S-3 (or any successor form thereto),

     (ii) the reasonably anticipated aggregate price of the Registrable Securities sought to be registered is at least $2,500,000, and

     (iii) the earlier to occur of

     (A) December 31, 2013;

     (B) an “Ownership Change” of the Company which occurs under § 1.382 of the applicable regulations promulgated under Code at no fault of Anderson;

     (C) the Company’s board of directors takes such action that will result in an Ownership Change under § 1.382 of the applicable regulations promulgated under the Code; or

     (D) the Company’s board of directors reasonably determines and declares that the Company’s net operating loss tax benefits will not be realized in whole or material part;

has occurred (the conditions prior to the satisfaction of (i), (ii) and (iii), above, the “Lock-Up Period”), Anderson may request in writing that the Company effect the registration (a “Demand Registration”) with the Commission of all or any part of the Registrable Securities held by Anderson (including Option Shares), and specifying the intended method of disposition thereof (a “Registration Request”), by filing with the Commission a Demand Registration Statement on Form S-3.

     (b) Efforts to Register. Promptly after its receipt of any Registration Request, but no later than 60 days after receipt of such Registration Request, the Company will use its reasonable best efforts to register, as expeditiously as practicable following a Registration Request in accordance with the provisions of this Agreement, all Registrable Securities (subject to any reduction pursuant to Section 1(f)) that have been requested to be registered by Anderson in the Registration Request to be registered in accordance with the intended methods of disposition thereof specified in such Registration Request on Form S-3 (or any successor form thereto). The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the Commission as soon as practicable after the filing thereof and to keep such Demand Registration Statement continuously effective for the period specified in Section 3. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.

     (c) Limitation on Demand Registration. The Company will not be obligated to effect or pay the Registration Expenses of more than one registration requested by Anderson pursuant to this Section 1; provided, however, that such number shall be increased to the extent the Company does not include the number of Registrable Securities requested to be registered by Anderson by reason of Section 1(f); provided, further, that a request for registration will not count for the purposes of this limitation if (i) Anderson determines in good faith to withdraw (x) such Registration Request prior to the filing of a Demand Registration Statement or (y) such Demand Registration Statement (prior to the effective date of the Demand Registration Statement relating to such request) due to (1) regulatory reasons, (2) because of a material adverse change in the business, financial condition or prospects of the Company or (3) due to the exercise by the Company of its rights under Section 1(d) hereof, (ii) the Registration Statement relating to such request is not declared effective within 90 days (in any case where the Commission has no comments on the Registration Statement) or 180 days (in any case where the Commission has comments on the Registration Statement) of the date such registration statement is first filed with the Commission and Anderson withdraws such Registration Request prior to the effective date of the Demand Registration Statement relating to such request, (iii) prior to the sale of at least 80% of the Registrable Securities included in the registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of Anderson within 30 days of the date of such order, (iv) more than 20% of the Registrable Securities requested to be included in the registration are not so included pursuant to Section 1(f), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by Anderson).

     (d) Restrictions on Demand Registrations. The Company may postpone for a reasonable period of time the filing of a Prospectus or the effectiveness of a Registration Statement for a Demand Registration if the Company furnishes to Anderson a certificate signed by the Chief Financial Officer of the Company, following consultation with, and after obtaining the good faith approval of, the board of directors (the “Board”) of the Company, stating that the Company believes that such Demand Registration would have a material adverse effect on any proposal by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or otherwise would require disclosure of a material corporate development that the Company is not otherwise required to disclose, and which disclosure would be detrimental to the Company and its shareholders or would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company. The Company may only delay a Demand Registration pursuant to this Section 1(d) by delivery of a Blackout Notice (as defined below) within 30 days of delivery of the request for such Registration, and may delay a Demand Registration for a reasonable period of time not to exceed 90 days (or such earlier time as such transaction is consummated or no longer proposed) (the “Blackout Period”). There shall not be more than two Blackout Periods in any 12 month period and the aggregate length of such Blackout Periods shall not exceed 120 days in any 12 month period. The Company shall promptly notify Anderson in writing (a “Blackout Notice”) of any decision to postpone a Demand Registration pursuant to this Section 1(d) and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company to promptly notify Anderson as soon as a Demand Registration may be effected. If the Company shall postpone the filing of a Demand Registration Statement, Anderson has the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a request for a Demand Registration effected pursuant to Section 1(a) (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

     (e) Selection of Underwriters. If Anderson intends to distribute the Registrable Securities covered by their Registration Request by means of an Underwritten Offering, he will so advise the Company as a part of the Registration Request, and the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering. In such event, Anderson will have the right to select the Underwriters or other investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld, conditioned or delayed. If the offering is an Underwritten Offering, the Company will use reasonable best efforts to ensure that the right of any Person to participate in such registration will be conditioned upon such Person’s participation in such underwriting at the same price and on the same terms of underwriting applicable to Anderson and each such Person will (together with the Company and the other Persons distributing their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering.

     (f) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Section 1 any securities that are not Registrable Securities without the prior written consent of Anderson, which consent will not be unreasonably withheld, conditioned or delayed. If the managing Underwriter advises the Company that in its opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without materially adversely affecting the successful marketability of the offering (including a material adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, Registrable Securities held by Anderson, and (ii) second, any other securities of the Company that have been requested to be so included. In the event the Company shall not, by virtue of this Section 1(f), include in any Demand Registration all of the Registrable Securities which Anderson requests to be included in such Demand Registration, Anderson may, upon written notice to the Company given within five days of the time Anderson first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included.

     (g) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, securities other than the Registrable Securities may be covered by such registration only to the extent the inclusion of such other securities is made in compliance with the provisions of Section 1(f).

     (h) Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 1 or 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

     (i) Exclusive Rights. The registration rights granted pursuant to the provisions of this Section 1 shall be in addition to the registration rights granted pursuant to the provisions of Section 2 hereof.

     2. Piggyback Registrations.

     (a) Right to Piggyback. After the end of the Lock-Up Period, whenever the Company proposes to register any of its securities (including in response to a demand of a shareholder not party hereto, but excluding a registration pursuant to Section 1, relating solely to employee benefit plans, or relating solely to the sale of debt or convertible debt instruments) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice Anderson of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date of the Company’s notice (a “Piggyback Registration”). Anderson may withdraw his Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing Underwriter, if any, on or before the thirtieth (30th) day prior to the planned effective date of such Piggyback Registration. The Company may delay, terminate or withdraw any registration under this Section 2 prior to the effectiveness of such registration, whether or not Anderson has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to Anderson in connection with such delay, termination or withdrawal; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Piggyback Registration, then the Company shall again give Anderson the opportunity to participate therein and shall follow the notification procedures set forth in this Section 2(a). There is no limitation on the number of such Piggyback Registrations pursuant to this Section 2 which the Company is obligated to effect. The registration rights granted pursuant to the provisions of this Section 2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 1 hereof.

     (b) Underwritten Registration. If any Piggyback Registration involves an Underwritten Offering, the Company will so advise Anderson as a part of the written notice given pursuant to Section 2(a). In such event, the Company will use reasonable best efforts to ensure that the right of Anderson to registration pursuant to this Section 2 will be conditioned upon Anderson’s participation in such Underwritten Offering and the inclusion of Anderson’s Registrable Securities in the Underwritten Offering, and Anderson will (together with the Company and the other holders distributing their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by the Company. If Anderson disapproves of the terms of the Underwritten Offering, he may elect to withdraw therefrom by written notice to the Company, the managing Underwriter and the holders participating in the Underwritten Offering.

     (c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or Prospectus becomes effective or final.

     (d) Priority on Piggyback Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing Underwriters advise the Company (a copy of such notice if in writing or prompt communication of the content of such notice, if oral, to be provided by the Company to each holder requesting registration) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting the successful marketability of such offering, the Company will include in such registration or Prospectus only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such registration by holders other than Anderson and (iii) third, Registrable Securities requested to be included in such registration by Anderson; provided, however, that in the event the Company will not, by virtue of this Section 2(d), include in any such registration all of the Registrable Securities that Anderson requested to be included in such registration, Anderson may, upon written notice to the Company given within three days of the time Anderson is first is notified of such matter, reduce the amount of Registrable Securities he desires to have included in such registration, whereupon only the Registrable Securities, if any, he desires to have included will be so included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

     (e) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten secondary registration on behalf of holders of the Company’s securities other than Anderson, and the managing Underwriters advise the Company (a copy of such notice if in writing or prompt communication of the content of such notice, if oral, to be provided by the Company to each holder requesting registration) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting the successful marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, Registrable Securities requested to be included in such registration by Anderson; provided, however, that in the event the Company will not, by virtue of this Section 2(e), include in any such registration all of the Registrable Securities of Anderson, he may, upon written notice to the Company given within three days of the time he is notified of such matter, reduce the amount of Registrable Securities he desires to have included in such registration, whereupon only the Registrable Securities, if any, he desires to have included will be so included. Notwithstanding the foregoing, if Anderson is then an employee of the Company or any subsidiary thereof, he acknowledges that he will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of Anderson, as such employee, in such registration would adversely affect, in any material respect, the marketability or offering price of the securities being sold in such registration.

     (f) Other Registrations. If the Company receives a Registration Request or files a Registration Statement with respect to Registrable Securities pursuant to Section 1 or Section 2, and if such registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, from a period beginning on the date of a Registration Request and ending at least 120 days from the effective date of the effectiveness of such Registration Statement, and shall not be required to do so notwithstanding any other provision of this Agreement.

     3. Registration Procedures. Subject to Section 1(d), whenever Anderson has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as practicable:

     (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, make all required filings with the Financial Industry Regulatory Authority (“FINRA”) and thereafter use its reasonable best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to Anderson’s counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at Anderson’s expense and the Company shall provide the Anderson’s counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an “Inspector”) with a reasonable opportunity, in light of the circumstances, to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission. Unless Anderson’s counsel has reasonably objected in writing to the filing of such Registration Statement, amendment or supplement prior thereto, the Company will file such Registration Statement, Prospectus, amendment or supplement or comparable statement as required by this Agreement. The Company will not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which Anderson’s counsel has reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 1(c), and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

     (c) furnish to each seller of Registrable Securities and each Underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary Prospectus, final Prospectus, all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or the sole or lead managing Underwriter, if any, reasonably requests, to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals) and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

     (f) promptly notify Anderson’s counsel, the sole or lead managing Underwriter, if any, and each seller of such Registrable Securities, at any time when a Registration Statement related thereto is required to be amended or supplemented or a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Registration Statement or the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such Registration Statement or Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (g) notify each seller of any Registrable Securities covered by such Registration Statement (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threat (of which the Company has actual knowledge) of any proceedings for any of such purposes or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

     (h) if so requested by the Majority Holders of the Registration, use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effective date of, or date of final receipt, for such Registration Statement;

     (j) enter into and perform such customary agreements (including underwriting agreements with customary provisions) and provide officers’ certificates and other customary closing documents and take all such other actions as the Majority Holders of the Registration or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (k) make available for inspection by any seller of Registrable Securities, Anderson’s counsel, any Underwriter participating in any disposition pursuant to such Registration Statement and any Inspector, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, Anderson’s counsel, Underwriter, or Inspector in connection with such Registration Statement; provided that Anderson will, and will use its commercially reasonable efforts to cause each such Underwriter or Inspector to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) minimize the disruption to the Company’s business in connection with the foregoing; provided, further, that the Company shall not be required to make available for inspection any documents containing material non-public information or otherwise provide such material non-public information to any person unless permitted under applicable securities laws (in particular Regulation F-D) without also making public disclosure thereof;

     (l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable earnings statements covering such 12-month periods beginning after the “effective date of the registration statement” (as defined in Rule 158(c) of the Securities Act) in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

     (n) cooperate with Anderson and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition; and enter into such agreements and take such other actions as the sellers of Registrable Securities or the Underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (o) if requested by the sole or lead managing Underwriter or Anderson, obtain one or more comfort letters, addressed to the sellers of Registrable Securities, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering dated the date of the closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as Anderson may reasonably request;

     (p) if requested by the sole or lead managing Underwriter or Anderson, provide legal opinions of the Company’s outside counsel and a “negative assurance” letter from counsel, in each case, addressed to Anderson, dated the effective date of such Registration Statement, each amendment and supplement thereto (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions and “negative assurance” letters of such nature;

     (q) cooperate with Anderson and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of Anderson at least three business days prior to any sale of Registrable Securities;

     (r) if requested by the sole or lead managing Underwriter or Anderson, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning Anderson, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or Anderson reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

     (s) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.

     The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to Anderson by name, or otherwise identifies Anderson as the holder of any securities of the Company, without the consent of Anderson, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. If any Registration Statement or comparable statement under “blue sky” laws refers to Anderson by name, then Anderson shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to Anderson and the Company, to the effect that the holding by Anderson of such securities is not to be construed as a recommendation by Anderson of the investment quality of the Company’s securities covered thereby and that such holding does not imply that Anderson will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to Anderson by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to Anderson.

     The Company may require Anderson to furnish the Company with such information regarding Anderson and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company represents and agrees that, unless it obtains the prior consent of Anderson or Anderson’s counsel, and Anderson represents and agrees that, unless he obtains the prior consent of the Company, it or hem respectively, will not make any offer relating to Registrable Securities that would constitute a “free writing prospectus” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. Registration Expenses.

     (a) Except for Selling Expenses and as otherwise provided for herein, all expenses incidental to the Company’s performance of or compliance with this Agreement whether or not any Registration Statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, including, without limitation, all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws and the rules of any stock exchange, word processing, duplicating, distributing and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants (including the expenses of any audit and/or “cold comfort” letters), Underwriters and other Persons retained by the Company, the reasonable out-of-pocket expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer (all such expenses, “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of its liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. All Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their securities so registered.

     (b) In connection with each registration pursuant to Section 1 and each Piggyback Registration whether or not any Registration Statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, the Company will reimburse Anderson for the reasonable fees and disbursements of one legal counsel.

     (c) To the extent Registration Expenses are not required to be paid by the Company pursuant to this Agreement, Anderson will pay those Registration Expenses allocable to the registration or qualification of his securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered or qualified.

     5. Indemnification.

     (a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, Anderson against, and pay and reimburse Anderson for any losses, claims, damages, liabilities, joint or several, to which Anderson may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse Anderson for any legal or any other expenses actually and reasonably incurred by him in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by Anderson for use therein. In connection with an Underwritten Offering, the Company, if requested, will indemnify such Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Anderson.

     (b) In connection with any Registration Statement in which Anderson is participating, Anderson will furnish to the Company in writing such information, affidavits and officer’s certificates as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus and, will indemnify and hold harmless the Company, its directors and officers, each Underwriter and each other Person who “controls” the Company (within the meaning of the Securities Act and Section 20 of the Exchange Act) and each such Underwriter against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by Anderson for use therein, and Anderson will reimburse the Company and each such director, officer, Underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be individual and several to Anderson and will be limited to the proceeds received by Anderson from the sale of Registrable Securities pursuant to such Registration Statement.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

     (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Anderson will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the proceeds to Anderson of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Anderson has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sentence. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6. Participation in Underwritten Registrations.

     (a) Anderson may not participate in any registration hereunder that is underwritten unless Anderson (i) agrees to sell his Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing Underwriter(s), provided that Anderson will be required to sell more than the number of Registrable Securities that Anderson has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by Anderson’s failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, Anderson will not be required to agree to any indemnification obligations on the part of Anderson that are greater than his obligations pursuant to Section 5(b).

     (b) Anderson agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) above, Anderson will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until Anderson receives copies of a supplemented or amended Prospectus as contemplated by such Section 3(f). In the event the Company gives any such notice, the applicable time period mentioned in Section 3(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended Prospectus contemplated by Section 3(f).

     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

     (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times,

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and

     (c) take such further action as Anderson may reasonably request, all to the extent required from time to time to enable Anderson to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the Commission.

Upon the request of Anderson, the Company shall deliver to Anderson a written statement as to whether it has complied with such requirements.

     8. Lock Up Agreements. In consideration for the Company agreeing to its obligations under this Agreement, Anderson agrees in connection with any registration of the Company’s securities (whether or not Anderson is participating in such registration) upon the timely request of the Company and the Underwriters managing any Underwritten Offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such Underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the Underwriters may specify, such consent not to be unreasonably withheld, delayed or conditioned, in the case of the Company, so long as Anderson and all officers and directors of the Company are bound by a comparable obligation, provided that nothing herein will prevent any holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound. The Company agrees that (i) if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), and (ii) it will cause each holder of equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree.

     9. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of the Company and Anderson, (b) the dissolution, liquidation or winding up of the Company or (c) the date on which no Registrable Securities remain outstanding; provided, that Section 5 shall survive any such termination, in accordance with their terms.

     10. Reserved.

     11. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

     “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Affiliates of Investors shall be deemed to include one or more funds under common management and their respective limited partners and Affiliates.

     “Agreement” has the meaning set forth in the first paragraph of this Agreement.

     “Blackout Notice” has the meaning set forth in Section 1(d).

     “Blackout Period” has the meaning set forth in Section 1(d).

     “Board” has the meaning set forth in Section 1(d).

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

     “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

     “Company” has the meaning set forth in the first paragraph of this Agreement.

     “Demand Registration” has the meaning set forth in Section 1(a).

     “Demand Registration Statement” means a registration statement of the Company that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 1(a) (as such amount may be reduced in accordance with the provisions of Section 1(f)) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

     “FINRA” has the meaning set forth in Section 3(a).

     “Inspector” has the meaning set forth in Section 3(a).

     “Issuer Free Writing Prospectus” has the meaning set forth in the last paragraph of Section 3.

     “Lock-Up Period” has the meaning set forth in Section 1.

     “Majority Holders of the Registration” means, with respect to a particular registration, one or more holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

     “Option Shares” has the meaning set forth in the Recitals.

     “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

     “Piggyback Registration” has the meaning set forth in Section 2(a).

     “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

     “register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Anderson or the applicable holders notify the Company of their intention to offer Registrable Securities.

     “Registrable Securities” means (i) any Option Shares, (ii) any other shares or securities that the holders of the Common Stock may be entitled to receive, or will have received, pursuant to such holders’ ownership of the Common Stock, (iii) any Common Stock otherwise or hereafter purchased or acquired by Anderson, and (iv) any securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i), (ii)or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization, sale of assets or similar transactions. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by Prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement contained therein, (y) they can be sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act, or (z) they can be sold by Anderson without restriction as to volume or manner of sale pursuant to Rule 144(e) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder whenever such Person holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

     “Registration Expenses” has the meaning set forth in Section 4.

     “Registration Request” has the meaning set forth in Section 1(a).

     “Registration Statement” means the registration statement, Prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

     “Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

     “S-3 Registration” means a registration required to be effected by the Company pursuant to Section 1(c).

     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

     “Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

     “Shelf Registration” has the meaning set forth in Section 1(a).

     “Subsidiary” of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first person.

     “Underwriters” means the underwriters, if any, of the offering being registered under the Securities Act.

     “Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

     “Venue Court” has the meaning set forth in Section 12(l).

     12. Miscellaneous.

     (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is directly inconsistent with or violates the rights granted to Anderson in this Agreement. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities that are the same as or more favorable from the perspective of such Person as or than, the registration rights granted hereunder without the prior written consent of Anderson, unless such rights are also offered to Anderson. Notwithstanding the foregoing, to the extent that this Agreement conflicts with the form of Registration Rights Agreement by and among the Company, Massachusetts Mutual Life Insurance Company, a mutual life insurance company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC and incorporated by reference in the Company’s Form 8-K filed with the Commission on December 10, 2010 (the “Mass Mutual/Jefferies Agreement”), the Mass Mutual/Jefferies Agreement shall control, provided the Mass Mutual/Jefferies Agreement is executed and delivered by the parties thereto on or before December 31, 2011.

     (b) Adjustments Affecting Registrable Securities. Except as may be required by applicable law, the Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of Anderson to include such Registrable Securities in a registration or qualification for sale by Prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).

     (c) Remedies. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Anderson.

     (e) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns (including any permitted transferee of Registrable Securities).

     (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (g) Counterparts. This Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (i) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of Maryland, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

     (j) Entire Agreement. This Agreement and the Option Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

     (k) Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (and countersigned by the nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities and the nominee’s consent to such.

     (l) Consent to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court or any state court which in either case is located in Jackson County, Missouri or any county in the state of Maryland (any such federal or state court, a “Venue Court”). In addition, each party to this Agreement hereby irrevocably and unconditionally expressly (i) submits to the personal jurisdiction and venue of any Venue Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Venue Court.

     (m) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (n) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Anderson, to

W. Lance Anderson
c/o NovaStar Financial, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108

(ii)	if to the Company, to

NovaStar Financial, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
Attention: Chief Financial Officer

(iii) in either case, with a copy to (which shall not constitute notice):

Bryan Cave LLP
One Kansas City Place
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
Attention: Gregory G. Johnson, Esq.

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     IN WITNESS WHEREOF, the Parties have signed this Agreement, all as of the date first written above.

NOVASTAR FINANCIAL, INC.

By:	/s/ Gregory T. Barmore
Name: Gregory T. Barmore
Title: Lead Outside Director
Chairman – Compensation Committee

/s/ W. Lance Anderson
W. Lance Anderson